                                                                    EXHIBIT 11.1


                        STERLING CHEMICALS HOLDINGS, INC.
                         EARNINGS PER SHARE COMPUTATION
                  (Amounts in thousands, except per share data)


                                                                THREE MONTHS ENDED
                                                                   DECEMBER 31,
                                                            --------------------------
                                                               2001            2000
                                                            ----------      ----------
     BASIC EARNINGS PER SHARE

Weighted average number of shares of common
   stock outstanding                                            12,777          12,776

Net loss                                                    $  (14,873)     $  (30,442)

Less: preferred dividend requirements and
   accretion                                                        --            (802)
                                                            ----------      ----------

Net loss used in basic loss per share                       $  (14,873)     $  (31,244)
                                                            ==========      ==========

     BASIC LOSS PER SHARE                                   $    (1.16)     $    (2.45)
                                                            ==========      ==========

     DILUTED EARNINGS PER SHARE

Weighted average number of shares of common
   stock outstanding                                            12,777          12,776

Effect of dilutive warrants                                         --              --
                                                            ----------      ----------
Total weighted average number of shares
   outstanding used in diluted income (loss) per
   share computation                                            12,777          12,776
                                                            ----------      ----------

Net loss                                                    $  (14,873)     $  (30,442)

Less: preferred dividend requirements and
   accretion                                                        --            (802)
                                                            ----------      ----------

Net loss used in diluted earning per share                  $  (14,873)     $  (31,244)
                                                            ==========      ==========

         DILUTED LOSS PER SHARE                             $    (1.16)     $    (2.45)
                                                            ==========      ==========